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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

The Board of Directors
Imergent, Inc.:

        We have issued our report dated August 27, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Imergent, Inc. on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Imergent, Inc. on Form S-8 (File No. 33395205).

/s/ GRANT THORNTON LLP

Salt Lake City, Utah September 10, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM